As filed with the Securities and Exchange Commission on April 11, 2006

Registration No. 333-123742

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1 REGISTRATION STATEMENT

ON FORM S-3 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

----------------

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	43-1454986
(State of Incorporation)	(I.R.S. Employer
Identification No.)

_______________

1699 South Hanley Road

St. Louis, MO  63144

(314) 647-1099

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_______________

John P. McAlister III

President and Chief Executive Officer

Tripos, Inc.

1699 South Hanley Road

St. Louis, MO  63144

(314) 647-1099

(Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

_______________

Copies to:

Henry D. Kahn, Esq.	P. Christian Anderson, Esq.	John J. Gilluly III, P.C.
Thene M. Martin, Esq.	Snell & Wilmer L.L.P.	DLA Piper Rudnick Gray Cary US LLP
Hogan & Hartson L.L.P.	15 West South Temple, Suite 1200	1221 South MoPac Expressway
111 South Calvert Street	Gateway Tower West	Suite 400
Baltimore, MD 21202	Salt Lake City, UT 84101	Austin, TX 78746
(410) 659-2700	(801) 257-1900	(512) 457-7000

_______________

Approximate date of commencement of proposed sale of the securities to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed to convert the Registration Statement on Form S-1 (Commission File No. 333-123742) into a Registration Statement on Form S-3.  The Registration Statement on Form S-1 registered the initial sale of 867,371 shares of our common stock, par value $0.01 per share, by certain selling shareholders.

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The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.   This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 11, 2006

PROSPECTUS

[TRIPOS LOGO]

562,839 Shares

Tripos, Inc.

Common Stock

___________________

This prospectus relates to the offer and sale from time to time of up to 562,839 shares of our common stock by our shareholders named in this prospectus.  Of the shares covered by this prospectus, 406,589 shares have been issued and 156,250 shares are issuable upon exercise of outstanding warrants.  We will not receive any of the proceeds from the shares sold by the selling shareholders, but we will incur expenses in connection with the offering.  Assuming that all of the warrants held by selling shareholders are exercised for cash, we will realize proceeds of $700,000.

Our common stock is listed on the NASDAQ National Market under the symbol "TRPS."  On April 10, 2006, the last reported sale price of our common stock as reported on the NASDAQ National Market was $2.88  per share.

The selling shareholders may sell the shares at prices determined by the prevailing market price for the shares or in negotiated transactions.  The selling shareholders may also sell the shares to or with the assistance of broker-dealers, who may receive compensation in excess of their customary commissions.

Our principal executive offices are located at 1699 South Hanley Road, St. Louis, MO  63144, and our telephone number is (314) 647-1099.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2006.

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TABLE OF CONTENTS

Page
Prospectus Summary.......................................................................................................................................................	1
Risk Factors.......................................................................................................................................................................	3
Cautionary Note Regarding Forward-Looking Statements........................................................................................	7
Use of Proceeds................................................................................................................................................................	7
Selling Shareholders........................................................................................................................................................	8
Plan of Distribution..........................................................................................................................................................	10
Legal Matters....................................................................................................................................................................	12
Experts................................................................................................................................................................................	12
Where You Can Get More Information.........................................................................................................................	12
Incorporation by Reference ...........................................................................................................................................	12

         You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that is important to you.  You should read this prospectus carefully, particularly the section entitled "Risk Factors" and the other documents to which this prospectus refers you. Unless otherwise indicated or the context otherwise requires, the terms "Tripos," "we," "our," and "us" refer to Tripos, Inc. and its subsidiaries.

About Tripos

We are an integrated provider of products and services for the drug discovery needs of pharmaceutical and biotechnology companies around the world.  Tripos was formed in 1979 to commercialize software to meet the growing demand for molecular visualization, analysis and design. The Tripos strategy is centered on our ability to meet this demand by delivering solutions which include an integrated offering of technologies for in silico discovery for the expert computational scientists and experimentalists, information-rich chemical libraries, and collaborative chemistry research projects.

Our discovery informatics and discovery research products and services enable life science companies to enhance their drug discovery capabilities. We combine our resources in computer-aided molecular design, cheminformatics, chemistry research and production, with scientists on our staff to address the challenges facing pharmaceutical research organizations.  We deliver products and services internationally recognized for their innovation and quality. By formulating new chemical compounds and aiding our partners' design of new chemical compounds in ways that we believe are more likely to result in drug discoveries, we offer our customers advantages in terms of research cycle time, cost, and efficiency of research activities.

Our principal executive offices are located at 1699 South Hanley Road, St. Louis, MO  63144, and our telephone number is (314) 647-1099.  We maintain an Internet site on the World Wide Web at http://www.tripos.com. Information on our website is not, and should not be deemed to be, part of this prospectus.

About This Prospectus

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process.  Under this shelf process, the selling shareholders named in this registration statement may offer and sell all or any portion of their shares of our common stock.  This prospectus provides you with a general description of the common stock that the selling shareholders may offer.  The selling shareholders may deliver a prospectus supplement when they offer to sell shares of common stock offered hereby that may contain specific information about the terms of that offering.  Such a prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Get More Information" and "Incorporation by Reference."

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  Neither the selling shareholders nor we have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither the selling shareholders nor we are making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

_________________

THE OFFERING

Common stock offered by the selling shareholders	562,839 shares, of which 406,589 shares have been issued and 156,250 shares are issuable upon exercise of outstanding warrants.

Selling shareholders	See "Selling Shareholders" for more information on the selling shareholders in this transaction.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Nasdaq National Market Symbol	TRPS

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should consider carefully the following risk factors, as well as all other information contained in this prospectus, before making a decision regarding an investment in our common stock.  If we cannot address the following risks and uncertainties effectively, our business, financial condition or results of operations could be materially and adversely affected.

RISKS RELATING TO OUR BUSINESS

We face uncertainty in having the access to capital that may be necessary to fund our operations.

We recently received a commitment to amend and extend our bank line of credit facility with LaSalle Bank so that this facility will now mature on January 1, 2007.  If we are unable to further extend this credit facility or to obtain additional funding from other sources on acceptable terms, we could face difficulties in funding our operations after January 1, 2007.

We face uncertainty in our pursuit of strategic alternatives.

In January 2006 we announced the retention of a financial advisor to assist our Board of Directors in considering various strategic alternatives for Tripos, including mergers and acquisitions, becoming a private company, and separating our informatics and research businesses.  We are currently in the process of identifying possible strategic alternatives, contacting possible parties with whom we might pursue discussions, and in some cases engaging in preliminary discussions.  We have no obligation to comment on further developments unless and until we enter into a definitive transaction.  The ability to structure and complete any strategic transaction is uncertain and subject to considerable risks, many of which are outside of our control.

We derive a significant portion of our revenues from a limited number of large customers.

We seek to enter into large, multi-year contracts with large pharmaceutical companies and biotechnology companies.  It is difficult for us to predict when contracts of this nature will be awarded or the terms of these contracts.  In addition, the terms of these contracts may permit the customer to terminate the contracts or reduce their requirements.  We may not always be in a position to adjust utilization of our resources to the needs of one or more of these large-contract customers.  In 2005, we successfully completed a four-year $90 million contract with Pfizer, Inc.  To date, we have not been able to replace this business with other similar business from one or a number of customers.

We may experience significant fluctuations in our quarterly operating results as a result of uncertainties relating to our ability to generate additional revenues, manage our expenditures and other factors, certain of which are outside are control.

We have historically experienced fluctuations in our quarterly results.  Quarterly operating results may continue to fluctuate as a result of a number of factors, including lengthy sales cycles, market acceptance of new products and upgrades, timing of new product introductions, changes in pricing policies, changes in general economic and competitive conditions, seasonal slowdowns, and the timing and integration of acquisitions.  We also expect to continue to experience fluctuations in quarterly operating results due to general and industry specific economic conditions that may affect the research and development expenditures of pharmaceutical and biotechnology companies.  Due to the possibility of fluctuations in our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance.

Our business and operating results could be adversely affected by our inability to accurately estimate the revenue or costs on a contract.

We seek to enter into long-term contracts with our customers, which generally are accounted for on a percentage-of-completion basis.  This methodology requires the ability to accurately estimate total costs to be incurred in order to match revenues accordingly.  If we are unable to accurately estimate the costs of these projects, we may be required to defer costs and revenues on these contracts until milestone delivery events are achieved (costs are assured).  Profitability on these contracts may be driven by the extent of utilization of our billable personnel and our ability to control project costs.  Accounting for a contract requires judgment relative to assessing the contract's estimated risks, revenue and costs, and on making judgments on other technical issues.  Due to the size and nature of many of our contracts, the estimation of overall risk, revenue and cost at completion is complicated and subject to many variables.  Changes in underlying assumptions, circumstances, or estimates may also adversely affect future period financial performance.

We cannot be certain that our sales strategy will be effective in achieving additional sales of our products.

Our strategy is to focus specific selling resources on promoting the traditional computational chemistry offerings, a second group focused on laboratory informatics solutions, and a third group whose role is to pursue chemistry research projects.  We believe this focused approach allows our sales force to leverage its existing knowledge base most effectively in selling discovery software, laboratory informatics and discovery research.  We cannot be certain that our sales force will be properly allocated to the respective disciplines and be able to make additional sales.  There can be no assurance that the market will accept our approach, or that competitors will not offer other approaches that gain greater scientific, technological, or market acceptance.

We may incur significant costs in protecting our intellectual property rights or responding to claims of infringement from others.

 Our success will depend, in part, on our ability to obtain and enforce patents, protect trade secrets, and copyrights, enforce restrictive licenses granted to third parties, obtain licenses to technology owned by third parties when necessary or developed in collaboration with us, and conduct our business without infringing the proprietary rights of others.  We currently rely upon a combination of trademark, patent, copyright and trade secret laws, employee and third party non-disclosure agreements and other contracts to protect our proprietary rights.  Nevertheless, our efforts to protect our intellectual property may be inadequate and we may be unable to prevent others from offering products and services substantially similar to ours.  We also need to secure and maintain adequate protection of our intellectual property outside of the United States because our sales are global.  The laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and many companies engaging in international business have encountered considerable difficulties in safeguarding their proprietary rights in foreign jurisdictions. Also, United States and European patent law related to certain types of inventions continues to be debated and may be subject to change.  Certain changes could have an adverse impact on our strategy.

Moreover, third parties may claim that our current or future products or services infringe upon their intellectual property.  Litigation over these issues could be a significant distraction and we may incur significant costs, including damages.  In the event that it is determined that one of our products infringe upon another's proprietary rights, we may be required to obtain a license in order to continue selling our products or develop a non-infringing alternative because a license may not be available to us on favorable terms, or at all.

Our business is dependent upon the extent to which pharmaceutical and biotechnology companies collaborate with drug discovery companies for one or more aspects of their drug discovery process.

If we are unable to enter into joint venture or collaborative arrangements with third parties, our business would suffer. Our commercial success depends on our ability to enter into joint venture or other collaborative arrangements with third parties.  To date, we have entered into numerous such arrangements with large pharmaceutical companies and emerging biotechnology companies.  There can be no assurance that we will be able to continue to establish these collaborations, that any such collaborations will be on favorable terms, or that current or future collaborations will ultimately be successful.

Our ability to convince pharmaceutical and biotechnology companies to use our drug discovery capabilities, rather than develop them internally, will depend on many factors, including our ability to:

>   provide scientists and technologies that are of the highest caliber;

>   develop drug discovery technologies that will result in the identification of higher quality drug candidates;

>   achieve expected results within our customers' timeframes, meeting quality and cost guidelines; and

>   design, create and manufacture sufficient quantities of our chemical compounds for our customers.

Even if we are able to address these factors, these customers may nevertheless determine to perform these activities internally or with other companies that provide services similar to ours.

If we fail to retain our key personnel, our ability to operate our business may be adversely affected.

Our future success depends to a significant degree upon the continued service of key senior management personnel, in particular, our President and Chief Executive Officer, Dr. John P. McAlister, as well as key technical personnel within the informatics and chemistry operations.  We believe that Dr. McAlister's reputation and prominence in the field provide us with a competitive advantage.  None of our key personnel is bound by an employment agreement or covered by an insurance policy where Tripos is the beneficiary.  The loss of one or more key members could have a material adverse effect on our business and results of operations.

Failure to attract and retain the experienced scientists we need to compete in our industry may affect our business.

We compete with the research departments of pharmaceutical companies, biotechnology companies, combinatorial chemistry companies, contract research companies and academic institutions for new scientific personnel.  We compete with consulting companies for experienced computer programmers to carry out our software consulting contracts.  We cannot be assured that we will continue to be successful in attracting and retaining qualified personnel should the worldwide demand for these skilled individuals increase.  We believe that there is a shortage of, and significant competition for, scientists with the skills and experience in the sciences necessary to perform the services we offer.  In addition, our inability to hire additional qualified personnel may require an increase in the workload for both existing and new personnel.  We may not be successful in attracting new scientists or sales personnel or in retaining or motivating our existing personnel.

RISKS RELATING TO OUR COMMON STOCK

Our common stock has experienced, and may continue to experience, price volatility, and a low trading volume.

The market price of our stock has been and is likely to continue to be highly volatile.  Furthermore, the stock market generally and the market for stocks of companies with lower market capitalizations and small companies like Tripos, have from time to time experienced and likely will again experience significant price and volume fluctuations that are unrelated to the operating performance of a particular company.

Our common stock has experienced low trading volume in the past and as a direct result has been and may continue to be subject to large fluctuations.  Our common stock price may increase or decrease in response to a number of additional events and factors, including:

>   trends in our industry and the markets in which we operate;

>   changes in the market price of the products we sell;

>   the introduction of new technologies or products by us or our competitors;

>   changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

>   operating results that vary from the expectations of securities analysts and investors;

>   announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, financings or capital commitments;

>   changes in laws and regulations; and

>   general economic and competitive conditions.

The large number of shares of common stock eligible for future sale could depress our stock price.

If shareholders sell a substantial number of shares of our common stock in the public market, or investors become concerned that substantial sales might occur, the market price of the common stock could decrease.  Such a decrease could make it difficult for us to raise capital by selling stock or to pay for acquisitions using stock.  To the extent outstanding options or warrants are exercised or additional shares of capital stock are issued, investors purchasing our stock may incur additional dilution.

If shareholders do not receive dividends, shareholders must rely on stock appreciation for any return on their investment in us.

We have not declared or paid cash dividends on any of our capital stock.  We currently intend to retain earnings for future growth and therefore do not anticipate paying cash dividends in the future.  If we issue shares of preferred stock, the holders thereof may have preferential rights.  As a result, only appreciation of the price of the common stock will provide a return to investors.

RISKS RELATING TO OUR INDUSTRY

We face the pressures of an extremely competitive market, and our business would suffer if we are unable to effectively compete.

We compete globally with the research departments of pharmaceutical companies, biotechnology companies, combinatorial chemistry companies, contract research companies, and research and academic institutions in size, relative expertise and sophistication, speed and costs of identifying and optimizing potential lead compounds and of developing and optimizing chemical processes.  These competitors may have greater financial and other resources, and  access to low-cost offshore staffing along with more experience than we have in certain research and development methods.  In addition, internal departments of corporations may be resistant to outsourcing software development and/or chemical research, because it could reduce those departments' budgets or because their intellectual property groups may become more resistant to outsourcing.  Moreover, in the future our competitors may offer broader product lines or technologies or products or expertise that are more commercially attractive than ours, either current or future, or that may render our technologies, expertise, or products obsolete.

Our current and potential customers consist primarily of pharmaceutical and biotechnology companies, which presents risks that could affect our ability to sell our products.

 We have benefited in the past from the increasing trend among pharmaceutical and biotechnology companies to outsource chemical research and development projects.  However, our customers capital spending plans and decisions to outsource the work we offer has tended to be cyclical in nature despite a general trend favoring outsourcing. A reversal or slowing of this trend, a shift in customer's preferred partner expertise, or a general economic downturn in these industries could have a material adverse effect on our business, financial condition and results of operations.  Thus, our ability to generate revenue is subject to risks and uncertainties that could cause reductions and delays in research and development expenditures within our industry.  These risks and uncertainties are not within our control.  In addition, further consolidation in the pharmaceutical and biotechnology industries will reduce the number of our potential customers, and may adversely affect our future revenues.  If one of the parties to a consolidation uses the products or services of one of our competitors, we may lose existing customers as a result of such consolidation.

Pharmaceutical and health care reform could reduce the amounts that pharmaceutical and biotechnology companies have available to retain our services.

We expect that a substantial portion of revenues in the foreseeable future will be derived from services provided to the pharmaceutical and biotechnology industries.  If regulatory or legislative proposals or reforms are adopted that have a material adverse effect on the businesses, financial condition, and results of operations of pharmaceutical and biotechnology companies that are Tripos; existing or prospective customers, our business, financial condition, and results of operations could be materially and adversely affected as well.  For example, future legislation could limit the prices pharmaceutical and biotechnology companies can charge for the drugs they market. This would have the effect of reducing the resources that these companies can devote to the research and development of new drugs, which would in turn reduce the amount of services that we perform and our resulting revenues.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements about future events, including without limitation, information relating to business development activities, as well as capital spending, financing sources and the effects of regulation and increased competition. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "except," or "intend" and other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. You should review carefully all of the information, in this prospectus, including the financial statements.

In addition to the risk factors described under the heading "Risk Factors," the following important factors could affect future results, causing actual results to differ materially from those expressed in the forward-looking statements:

•         the local, regional, national or global economic climate; and

•         an act of terrorism in the United States of America.

These factors and the other risk factors discussed in this prospectus are not necessarily all of the important factors that could cause our actual results to differ materially from those expressed in any of the forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We cannot assure you that any projected results or events will be achieved. We do not have and do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders.  Assuming that all of the warrants held by selling shareholders are exercised for cash, we will receive proceeds of $700,000. It is our current expectation that such proceeds, if received, will be used to fund general working capital requirements.

SELLING SHAREHOLDERS

                The selling shareholders are comprised of former shareholders of Optive Research, Inc., which we acquired on January 5, 2005, and Horizon Technology Finance, LLC and Sand Hill Venture Debt III, LLC, collectively, which purchased shares of our common stock pursuant to a purchase agreement dated as of December 21, 2004.  In connection with our acquisition of Optive Research, Inc., we issued a total of 599,515 shares of our common stock to the former shareholders of Optive Research, Inc. and 111,606 shares to Horizon Technology Finance, LLC and Sand Hill Venture Debt III, LLC.  In addition, affiliates of Horizon Technology Finance, LLC received warrants to purchase 156,250 shares of our common stock in connection with the provision of debt financing.  We have registered the shares under the Securities Act of 1933 in accordance with registration rights we granted to the selling shareholders.  Our registration of the shares does not necessarily mean that any selling shareholder will sell all or any of such shareholder's shares.  Selling shareholders, which term includes their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

                The following table sets forth the name of each selling shareholder and the following information:

•         the number of shares of common stock beneficially owned by each selling shareholder; and

•         the maximum number of shares of common stock which may be offered for the account of such selling shareholder under this prospectus.

                This information with respect to each selling shareholder is based upon information provided by or on behalf of such selling shareholder.  Except as otherwise indicated, we believe the persons listed in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  The selling shareholders may offer all, some or none of the common stock.  Because the selling shareholders may offer all or some portion of the common stock, we cannot estimate the amount of common stock that will be held by the selling shareholders upon termination of sales pursuant to this prospectus.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to Resale Offering (1)	Percent (2)	Shares Offered Pursuant to this Prospectus (Maximum Number That May Be Sold)	Shares of Common Stock Beneficially Owned Following Resale Offering (3)	Percent (2)
Horizon Technology Funding Company II LLC	100,446(4)	*	100,446(4)	0
Horizon Technology Funding Company III LLC	100,446(4)	*	100,446(4)	0
Sand Hill Venture Debt III, LLC	66,964	*	66,964	0
Renzo Balducci	5,788	*	5,788	0
James L. Banks	694	*	694	0
Christopher Shane Claussen	2,894	*	2,894	0
Brian John Dainton	5,755	*	4,341	1,414	*
John C. Hart	982	*	982	0
Simona Iuga	3,183	*	3,183	0
Bryan S. Koontz(5)	125,369	1.2%	125,369	0
Justin Morteza Lee	1,223	*	723	500	*
Brian Bernard Masek	6,975	*	6,975	0
Robert S. Pearlman	144,724	1.4%	119,724	25,000	*
Davin Mark Potts	3,473	*	3,473	0
Michael J. Savage	1,447	*	1,447	0
Karl Matthew Smith	12,254	*	9,840	2,414	*
Yubin Wu	2,315	*	2,315	0
Hongyao Zhu	7,235	*	7,235	0

______________________

*         Less than one percent of the outstanding common stock.

(1)                 Comprises the shares of common stock beneficially owned by each selling shareholder prior to the offering.  Beneficial ownership is determined in accordance with the rules and regulations of the SEC, and generally includes securities held by persons who have sole or shared voting power or investment power with respect to those securities.  Shares of common stock subject to options or warrants that are or will become exercisable within 60 days after March 29, 2006 are deemed to be outstanding and beneficially owned by the person holding such options or warrants.  These shares, however, are not considered outstanding when computing the percentage ownership of any other person.

(2)                 Calculated on the basis of 10,189,593 shares of common stock, which is the number of shares of our common stock outstanding as of March 29, 2006.

(3)                 Assumes all the shares of common stock covered hereby are sold by the selling shareholders in the resale offering.

(4)           Includes 78,125 shares of common stock issuable upon exercise of warrants, referenced above.

(5)           Mr. Koontz has served as Tripos' Senior Vice President and General Manager of Discovery Informatics since April, 2005. Mr. Koontz joined Tripos in January, 2005 as vice president of marketing and corporate development.

                To our knowledge, other than as noted above, none of the selling shareholders has had any material relationship with us or our affiliates within the past three years.

                Information concerning the selling shareholders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary.  In addition, the exercise price of the warrants is subject to adjustment under certain circumstances.

PLAN OF DISTRIBUTION

         The shares of common stock offered hereby are being registered to permit the resale of such securities by the holders of such securities from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of such common stock.  We will bear the fees and expenses incurred in connection with our obligation to register the resale of such common stock.

         The selling shareholders may offer and sell the common stock from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These prices will be determined by the selling shareholder or by agreement between such holder and underwriters, broker-dealers or agents who may receive fees or commissions in connection with such sale.  Such sales may be effected in transactions:

•         on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale, including the NASDAQ National Market;

•         in the over-the-counter market; or

•         in transactions otherwise than on such exchanges or services or in the over-the-counter market.

The selling shareholders may use any one or more of the following methods, without limitation, when selling or disposing their shares of common stock:

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

•         privately negotiated transactions;

•         transactions to cover short sales;

•         one or more underwritten offerings on a firm commitment or best efforts basis;

•         a combination of any of the foregoing methods; or

•         any other legally available means.

         In connection with sales of common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the offered securities in the course of hedging the positions they assume.  The selling shareholders may also sell shares of the common stock short and deliver the common stock to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell such securities.  The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         If a material arrangement with any underwriter, broker, dealer or other agent is entered into for the sale of the common stock through a secondary distribution or a purchase by a broker or dealer, or if other material changes are made in the plan of distribution of the common stock, a prospectus supplement will be filed, if necessary, under the Securities Act of 1933 disclosing the material terms and conditions of such arrangement.  The underwriter or underwriters with respect to an underwritten offering of the common stock and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement.  In connection with the sale of the common stock, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common stock for whom they may act as agent.  Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

         Following the initial registration of the common stock, Bryan S. Koontz, one of the selling shareholders, implemented a trading program under Rule 10b5-1 of the Exchange Act, pursuant to which Mr. Koontz will make sales of his common stock through a broker-dealer.  Other than Mr. Koontz's trading program, to our knowledge, there are currently no plans, arrangements or understandings between any selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling shareholders.  Selling shareholders may decide to sell all or a portion of the common stock offered by them pursuant to this prospectus or may decide not to sell common stock under this prospectus.  In addition, any selling shareholder may transfer, devise or give the common stock by other means not described in this prospectus.  Any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 or Rule 144A of the Securities Act of 1933 may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

         The selling shareholders and any underwriters, broker-dealers or agents participating in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit on the sale of the common stock by the selling shareholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act of 1933.  If the selling shareholders were deemed to be underwriters, the selling shareholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12, and 17 of the Securities Act of 1933 and Rule 10b-5 under the Exchange Act.

         The selling shareholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other relevant person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock being distributed.  All of the above may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

         Under the securities laws of certain states, the common stock may be sold in those states only though registered or licensed brokers or dealers.  In addition, in certain states the common stock may not be sold unless the common stock has been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

         We have agreed to indemnify the selling shareholders against certain civil liabilities, including certain liabilities arising under the Securities Act of 1933, and the selling shareholders will be entitled to contribution from us in connection with those liabilities.

         We are permitted to suspend the use of this prospectus under certain circumstances relating to corporate developments, public filings with the SEC and similar events for a period not to exceed 60 days in any three-month period and not to exceed an aggregate of 120 days in any 12-month period.  If the duration of such suspension exceeds any of the periods above-mentioned, we have agreed to pay additional interest.

         An aggregate of 89,936 shares of common stock held by the selling shareholders included in this prospectus are contractually restricted shares and not initially transferable by the holders thereof.  The transfer restrictions will lapse as to 50% of the total number of restricted shares on each of the eighteenth and twenty-four month anniversaries of the closing of the Optive acquisition on January 4, 2005, subject to continued compliance with certain covenants.

LEGAL MATTERS

Certain legal matters with regard to the shares of common stock offered by this prospectus will be passed upon for us by Snell & Wilmer L.L.P.

EXPERTS

We announced the resignation of Ernst & Young LLP as our independent registered public accounting firm effective with the filing of our quarterly report on Form 10-Q that was filed on May 5, 2004.  No disagreements or disputes were noted.

We announced the appointment of BDO Seidman, LLP as our new independent registered public accounting firm effective July 19, 2004.

The consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2003 have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of Tripos, Inc. and financial statement schedules as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended  have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN GET MORE INFORMATION

            This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC covering the securities being offered.  In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  This prospectus does not contain all the information contained in the registration statement, and you should refer to that registration statement, including the exhibits, for further information.  The registration statement, including the exhibits and schedules filed as a part of the registration statement as well as any other documents we have filed with the SEC, may be inspected free of charge at the public reference facility maintained by the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549 and copies of all or any part thereof may be obtained from that office upon payment of the prescribed fees. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room and you can request copies of the documents upon payment of a duplicating fee, by writing to the SEC. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC, which can be accessed at http://www.sec.gov.

INCORPORATION BY REFERENCE

            The SEC allows us to "incorporate by reference" the documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of our securities under this registration statement is completed or withdrawn:

•         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•         Our Current Reports on Form 8-K filed on March 6 (but only with respect to Item 4.02 thereof), January 24, and January 10, 2006; and

•         The description of our common stock contained in the Registration Statement on Form 10, filed with the SEC on March 16, 1994, including any amendments or reports filed to update such information.

            We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: 1699 South Hanley Road, St. Louis, MO  63144, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$434
Printing and engraving expenses	--
Legal fees and expenses	100,000
Accounting fees and expenses	40,000
Miscellaneous	4,566

Total	$145,000

Item 15.  Indemnification of Directors and Officers.

The Utah Revised Business Corporation Act (the "Revised Act") contains provisions permitting and, in some situations, requiring Utah corporations to indemnify their directors and officers (including advancement of reasonable expenses under certain conditions) against liabilities and expenses incurred in connection with their services to the corporation in those capacities. Our articles of incorporation and bylaws, as amended to date, contain provisions requiring us to indemnify our directors and officers to the fullest extent permitted by the Revised Act.

The Revised Act permits indemnification of a director of a Utah corporation, in the case of a third party action, if the director (i) conducted himself or herself in good faith, (ii) reasonably believed that his or her conduct was in or not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.  The Revised Act also permits indemnification of officers to the same extent (or even to a greater extent) as directors.  The Revised Act further provides for mandatory indemnification against all reasonable expenses incurred by directors and officers who are successful, on the merits or otherwise, in connection with the defense of any proceedings to which they become parties, or in the defense of any claims, issues or matters in such proceedings, because of their position as officers and/or directors, unless otherwise limited in the corporation's articles of incorporation.

Our bylaws require us to indemnify our directors and officers, to the fullest extent permitted by the Revised Act, against all reasonable expenses incurred by a director or officer in connection with any proceeding by or in the right of Tripos, if the director or officer acted in good faith and in the manner he or she reasonably believed to be in or not opposed to our best interests.  Generally, the Revised Act prohibits indemnification of a director in a derivative action in which the director is adjudged liable to the corporation, or in any proceeding in which the director is adjudged liable to the corporation on the basis that he or she derived an improper personal benefit.  However, upon application by a director or officer, a court may order indemnification of an officer or director if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, even if the director or officer failed to meet the applicable standard of conduct or is adjudged liable to the corporation.  However, under circumstances where the director or officer is adjudged liable to the corporation, such indemnification is limited to reasonable expenses incurred.

In addition, the Revised Act and our bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers.

We have entered into indemnification agreements with our directors and officers containing provisions that we believe are consistent with the specific indemnification provisions contained in the Revised Act.  The indemnification agreements require us to indemnify such directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.  Exhibits.

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, State of Missouri, on April 11, 2006.

TRIPOS, INC.

By:

__/s/ John P. McAlister________________________

Dr. John P. McAlister, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of April, 2006.

Signature	Title

/s/ John P. McAlister	President and Chief Executive Officer, Director
Dr. John P. McAlister
/s/ B. James Rubin	Senior Vice President, Chief Financial Officer,
B. James Rubin	and Secretary (Principal Financial Officer)
/s/ John D. Yingling	Vice President,
John D. Yingling	Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)
Chairman of the Board of Directors
Ralph S. Lobdell *
Director
Stewart Carrell *
Director
Gary Meredith *
Director
Alfred Alberts *
Director
Ferid Murad *

By:          /s/ John D. Yingling

John D. Yingling

* Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1	Distribution Agreement between Tripos and E&S(1)
3.1	Amended and Restated Articles of Incorporation of Tripos, Inc. dated January 26, 1996(3)
3.2	Amended and Restated Bylaws of Tripos, Inc. (1)
3.3	Articles of Amendment to the Articles of Incorporation of Tripos, Inc. dated January 26, 1996(6)
3.4	Articles of Amendment to the Articles of Incorporation of Tripos, Inc. dated February 4, 2000(5)
5	Opinion of Snell & Wilmer L.L.P.*
10.1	Tripos, Inc. 1994 Stock Option Plan(2)
10.2	Tripos, Inc. 1994 Employee Stock Purchase Plan(2)
10.3	Tripos, Inc. 1994 Director Option Plan(2)
10.4	Tripos, Inc. 1994 401(k) Plan(2)
10.5	Amendment to the 1994 401 (k) Plan(3)
10.6	Tripos, Inc. 1996 Director Stock Compensation(3)
10.7	Tripos, Inc. 2002 Employee Stock Purchase Plan(4)
10.8	Amendment to the 1994 Director Option Plan(4)
10.9	Tripos, Inc. 2005 Equity Incentive Plan(9)
10.10	Form of Executive Severance Agreement*
10.11	Form of Indemnification Agreement with Directors and Executive Officers*
10.12	Agreement and Plan of Merger among Tripos, Inc., Owl Acquisition, Inc., Optive Research, Inc., Dr. Robert S. Pearlman and Bryan S. Koontz dated December 21, 2004(7)
10.13	Loan Agreement between Tripos, Inc. and LaSalle National Bank dated April 30, 1999(10)
10.14	Third Amendment to the Amended and Restated Loan Agreement with LaSalle Bank N.A. dated December 20, 2004(8)
10.15	Stock Purchase Agreement among Tripos, Horizon Technology Funding Company II LLC, Horizon Technology Funding Company III LLC and Sand Hill Venture Debt III, LLC dated December 21, 2004*
23.1	Consent of BDO Seidman, LLP regarding the financial statements of Tripos, Inc.
23.2	Consent of Ernst & Young LLP regarding the financial statements of Tripos, Inc.
23.3	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5).*
24	Power of Attorney of Tripos, Inc.*

_______________

*        Previously filed

(1)      Previously filed as an exhibit to the Company's Registration Statement on Form 10 dated May 27, 1994 (SEC File No. 0−23666) and incorporated herein by reference.

(2)      Previously filed as an exhibit to the Company's Registration Statement on Form S−8, (SEC File No. 33−79610) dated May 31, 1994 and incorporated herein by reference.

(3)      Previously filed as an exhibit to the Company's Form 10−K for the fiscal year ended December 31, 1995 (SEC File No. 0−23666) and incorporated herein by reference.

(4)      Previously filed as an exhibit to the Company's Proxy Statement for the May 7, 2002 Annual Shareholders' Meeting (SEC File No. 0−23666).

(5)      Previously filed as an exhibit to the Company's Form 10−K for the fiscal year ended December 31, 1999 (SEC File No. 0−23666) and incorporated herein by reference.

(6)      Previously filed as an exhibit to the Company's Form 8−K filed on March 15, 1996 (SEC File No. 0−23666) and incorporated herein by reference.

(7)      Previously filed as an exhibit to the Company's Form 8-K filed on January 10, 2005 (SEC File No. 0−23666) and incorporated herein by reference.

(8)      Previously filed as an exhibit to the Company's Form 10−K for the fiscal year ended December 31, 2004 (SEC File No. 0−23666) and incorporated herein by reference.

(9)      Previously filed as an exhibit to the Company's Proxy Statement for the May 11, 2005 Annual Shareholders' Meeting (SEC File No. 0-23666).

(10)   Previously filed as an exhibit to the Company's Form 10-Q for the period ended June 30, 1999 and incorporated herein by reference (SEC File No. 0−23666).